                                                                     EXHIBIT 2.2


                            TECHNICAL AMENDMENT TO
                 CREDIT CARD ASSET PURCHASE AND SALE AGREEMENT
                 ---------------------------------------------

     THIS TECHNICAL AMENDMENT TO CREDIT CARD ASSET PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into as of December 6, 1999, by and among
J. C. Penney Company, Inc. (the "Company"), JCPenney Card Bank, N.A., a wholly-owned subsidiary of the Company ("Credit Card Bank"), JCP Receivables, Inc., an indirect, wholly-owned subsidiary of the Company ("JCPR"), and J.C. Penney Properties, Inc., a wholly-owned subsidiary of the Company ("JCPP" and, together with the Company, Credit Card Bank and JCPR, the "Sellers"), and General Electric Capital Corporation ("GE Capital"), Monogram Credit Card Bank of Georgia, a wholly-owned subsidiary of GE Capital ("Monogram"), and Star Receivables Funding, Inc. ("Star Receivables" and, together with GE Capital and Monogram, "Buyers").

     WHEREAS, Buyers and Sellers are parties to that certain Credit Card Asset Purchase and Sale Agreement dated as of October 15, 1999 (together with the schedules thereto, the "Agreement"); and

     WHEREAS, the Buyers and Sellers wish to make certain technical corrections to the Agreement pursuant to this Amendment.

     NOW THEREFORE, in consideration of the premises, the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     A.  Certain Definitions.  Unless otherwise defined herein, capitalized
         -------------------
terms used herein shall have the meanings given such terms in the Agreement.

     B.  Technical Corrections to the Agreement.
         --------------------------------------

1.  Section 1.59A:  A new Section 1.59A is hereby added to the Agreement to read
    -------------
    as follows: "Credit Refund Checks: All Checks issued by Sellers to
                 --------------------
    Cardholders with Credit Balances or with respect to other amounts due such Cardholders which checks (and the related balances thereunder) are outstanding as of the Cut-Off Time .

2.  Section 1.74:  The words "or the Closing Date, as applicable" in both
    ------------
    instances (lines 3 and 11 of Section 1.74) are hereby deleted. In addition, the language "and a schedule reflecting all Promotional Deferred Interest as of the Cut-Off time" (lines 8 and 9) are hereby deleted.

3.  Section 1.80:  Section 1.80 is hereby amended by (A) adding the word "as
    ------------
    servicer" after the word "Company" in clause (iii) of Section 1.80 and (B) deleting the word "and" before clause (v) of such section and by adding the following after the semi-colon at the end of such clause (v): "and (vi) Liabilities with respect to the payment of the Credit Refund Checks when presented for payment by a Cardholder or, if not so presented, with respect to compliance with any escheat laws applicable to such Credit Refund Checks;"

4.  Section 1.99:  Section 1.99 is hereby amended by adding the words "and
    ------------
    Securitization Assets" after the words "Credit Card Assets" in clause (ii) of Section 1.99.

5.  Section 1.107: The words "and a schedule reflecting all Promotional Deferred
    -------------
    Interest as of the Preliminary Cut-Off Time" (lines 5 and 6 of Section 1.107) are hereby replaced with the words "and a schedule reflecting all Credit Refund Checks and the amounts outstanding thereunder".

6.  Section 1.113: Section 1.113 is hereby amended in its entirety to read as
    -------------
    follows:  "[Reserved]".

7.  Section 1.128A: A new Section 1.128A is hereby added to the Agreement to
    --------------
    read as follows: "Securitization Letters of Credit: Collectively, the Letter
                      --------------------------------
    of Credit Agreement dated October 6, 1989 among the Company, JCPR, Credit Suisse and Fuji Bank and Trust Company and the Repurchase Letter of Credit Agreement dated October 6, 1989 among the Company, JCPR, Credit Suisse and Fuji Bank and Trust Company."

8.  Section 1.132:  The reference to "Schedule 1.134" is hereby changed to
    -------------
    "Schedule 1.132".

9.  Section 1.136:  Section 1.136 is hereby amended by adding "(i)" after the
    -------------
    words "Cut-Off Time" (line 2) and by adding the following new clause (ii) after the words "Securitization Contracts": "and (ii) by Sellers under the Securitization Letters of Credit,".

10. Section 2.1(a)(i):  Clause (i) of Section 2.1(a) is hereby amended by
    -----------------
    adding the words "(except the Company's rights as servicer under the Securitization Contracts which rights are being purchased by and conveyed to GE Capital)" after the words "Securitization Assets" (line 6).

11. Section  2.1(a)(ii):  Clause (ii) of Section 2.1(a) is hereby amended by
    -------------------
    adding the words "and all of the Company's right, title and interest, other than in its capacity as servicer under the Securitization Contracts, in and to the Securitization Assets" after the words "Consumer Account Assets" (line 5).

12. Section 2.1(a)(iii):  Both instances of "JCPR" (lines 1 and 2 of Section
    -------------------
    2.1(a)(iii)) are hereby changed to "the Company and JCPR". In addition, the words "all of its" after the name "Star Receivables Funding, Inc." (line 4) are hereby replaced with the following: "all of the Company's right, title and interest in and to the Securitization Retained Interests and all of JCPR's".

13. Section 2.3(vii):   Clause (vii) of Section 2.3 is hereby amended in its
    ----------------
    entirety to read as follows: "(vii) a schedule reflecting all finance charges accrued through the Preliminary Cut-Off Time as described in Section
    1.107 and a schedule reflecting all Credit Refund Checks and the amounts outstanding thereunder;".

14. Section 2.4(a):  Section 2.4 (a) is hereby amended by replacing the period
    --------------
    after clause (vi) of such section with "; and minus" and by adding a new clause (vii) to read as follows: "(vii) the aggregate amount of all Credit Refund Checks."

15. Section 2.4(c):  Paragraph (c) of Section 2.4 is hereby amended in its
    --------------
    entirety to read as follows:  "(c)  [Reserved]".

16. Section 2.4(d):  Paragraph (d) of Section 2.4 is hereby amended as
    --------------
    follows:

    (a)  The first sentence of paragraph (d) of Section 2.4 is hereby deleted.

    (b) The second sentence of paragraph (d) of Section 2.4 is hereby amended in its entirety to read as follows: "Buyers shall deliver to Sellers a completed Internal Revenue Service Form 8594 prepared in accordance with Section 1060 of the Code and the regulations promulgated thereunder in draft form not later than ninety (90) days after the Closing Date or such later date as mutually agreed upon by the Parties hereto, for Sellers' review and approval, which approval shall not be unreasonably withheld."

    (c) The following is hereby added after the last sentence of paragraph (d) of Section 2.4:

         "Buyers and Sellers will file all applicable tax returns and other required tax related schedules and documents in accordance with the fair market values and allocations set forth in the Form 8594 and will not adopt or otherwise assert tax positions inconsistent therewith, except to the extent otherwise required by a taxing authority. Notwithstanding the foregoing, in the event the Internal Revenue Service (or any similar state or local taxing authority) challenges any position taken by any Party in connection with the allocation contemplated by the Form 8594, such Party may settle or litigate such issue without the consent of the other Parties; provided, however, that any Party that receives any written notice from the Internal Revenue Service (or any similar state or local taxing authority) of any challenge to such allocation shall, not later than 10 days following receipt of each notice or correspondence relating thereto, provide written notice thereof to the other Parties hereunder."

17. Section 3.3(e):  Paragraph (e) of Section 3.3 is hereby amended in its
    --------------
    entirety to read as follows:   "[Reserved]".

18. Section 4.3(m):  The brackets around the number "5" in the last line of
    --------------
    paragraph (m) of Section 4.3 are hereby deleted.

19. [Intentionally Omitted]

20. [Intentionally Omitted]

21. [Intentionally Omitted]

22. Section 10.20:  The following sentence is hereby added to the end of
    -------------
    Section 10.20:

    "In furtherance of the foregoing, GE Capital hereby agrees to cause Monogram to perform all of the obligations under the Securitization Contracts assumed by Monogram hereunder."

23. Exhibit index (page 73):  The reference to "Exhibit J  Form of Real
    -----------------------
    Property Release" is hereby amended in its entirety to read as follows:

    "Exhibit J       [Intentionally Omitted]".

24. Schedule 1.51:  Schedule 1.51 is hereby amended in its entirety as set
    -------------
    forth in Schedule 1.51 to this Amendment.

25. Schedule 1.66:  Schedule 1.66 is hereby renumbered as "Schedule 1.65".
    -------------

26. Schedule 1.70:  Schedule 1.70 is hereby renumbered as "Schedule 1.69".  In
    -------------
    addition, the item disclosed on such schedule is hereby amended in its entirety to read as follows:

    "This material was previously furnished by Sellers to Buyers on four diskettes and two Excel worksheets regarding Providence Towers, each of which are incorporated in their entirety by this reference."

27. Schedule 1.132:  The dollar amount "$275,000,000" in item 2. is hereby
    --------------
    changed to "$375,000,000".

28. Schedule 6.1(f)(iii):  Schedule 6.1(f)(iii) is hereby amended in its
    --------------------
    entirety as set forth in Schedule 6.1(f)(iii) to this Amendment.

    C.  No Other Amendments.  Other than as expressly set forth herein, the
        -------------------
Agreement remains unaltered and in full force and effect.

    D.  Counterparts.  This Amendment may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

    E.  Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the State of Delaware, without regard to such state's principles of conflict of laws.

  IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment as of the date first written above.

                              J. C. PENNEY COMPANY, INC.



                              By:/s/ Donald A. McKay
                                 ---------------------------------
                              Name:   Donald A. McKay
                              Title:  Executive Vice President and
                                      Chief Financial Officer


                              JCPENNEY CARD BANK, N.A.


                              By:/s/ Lisa Sturgis
                                 ---------------------------------
                              Name:  Lisa Sturgis
                                    ------------------------------
                              Title: President
                                     -----------------------------

                              JCP RECEIVABLES, INC.



                              By:/s/ Catherine A. Walther
                                 ---------------------------------
                              Name:  Catherine A. Walther
                                    ------------------------------
                              Title: President
                                     -----------------------------



                              J. C. PENNEY PROPERTIES, INC.



                              By:/s/ Michael Lowenkron
                                 ---------------------------------
                              Name:  Michael Lowenkron
                                    ------------------------------
                              Title: President
                                     -----------------------------

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By:/s/ Edward D. Stewart
                                 ---------------------------------
                              Name:   Edward D. Stewart
                              Title:  Executive Vice President



                              MONOGRAM CREDIT CARD BANK OF GEORGIA



                              By:/s/ Edward D. Stewart
                                 ---------------------------------
                              Name:   Edward D. Stewart
                              Title:  Attorney-in-Fact



                              STAR RECEIVABLES FUNDING, INC.


                              By:/s/ Gary Masso
                                 ---------------------------------
                              Name:   Gary Masso
                              Title:  Vice President